Exhibit 99.1

Xerium Technologies Announces Review of Strategic
Alternatives to Maximize Shareholder Value

March 19, 2018

YOUNGSVILLE, NC - Xerium Technologies, Inc. (NYSE: XRM), a leading manufacturer and supplier of machine clothing and roll covers for the paper and packaging industry, announced today that its Board of Directors has initiated a review of strategic alternatives to maximize shareholder value. Alternatives could include a sale of the Company or of its divisions and selected assets in separate transactions, a strategic merger, a Reverse Morris Trust transaction, or other business combination. The Company has engaged TN Capital Advisors LLC (“True North”) as financial advisor and Latham & Watkins LLP as legal advisor to assist in the process.

James Wilson, Chairman of the Board, said, “Our markets are stable and our execution is strong and getting stronger. With an expected EBITDA to capital expenditure ratio of roughly 7 times, Xerium is on a path to increase shareholder value through debt reduction. However, the Company currently carries expensive debt that could be refinanced on more attractive terms by a buyer, and suffers from poor stock trading liquidity. After careful consideration, the Board has determined that there may be opportunities to accelerate value recognition or unlock additional value through strategic actions, and this is an appropriate time to identify and evaluate options for shareholders.”

Mark Staton, President and Chief Executive Officer, said, “Our people have done a great job of completing this complex asset restructuring. We are now a company with high quality assets in regions around the world poised for growth, with 75% of our product sales in markets for growing grades of paper and packaging.”

There can be no assurance that the Board’s strategic review will result in any transaction, or any assurance as to its outcome or timing.

The Company does not intend to disclose or comment on developments related to its review unless and until the Board has approved a specific transaction or otherwise determined that further disclosure is appropriate.

About Xerium Technologies

Xerium Technologies (NYSE:XRM) is a global leader in the design, engineering, manufacture and installation of machine clothing and roll covers for the world’s leading producers of paper and packaging. For more information about Xerium visit our website at www.xerium.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve risks and uncertainties, predict or describe future events or trends and that do not relate solely to historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s process to review strategic alternatives and its ability to maximize shareholder value through such a process. Words such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions or the negative of these expressions, although not all forward-looking statements, are used to identify these forward-looking statements. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. With respect to the Company’s review of strategic alternatives, there is no assurance that the process will result in any transaction or other action by the Company, that any transaction or other action will be consummated, or that any transaction or other action will maximize stockholder value. These factors, risks and uncertainties include, but are not limited to: the economic strength and competitive nature of the geographic markets that the Company serves; the Company’s ability to increase manufacturing capacity and productivity; the Company’s ability to increase the Company’s selling prices during periods of increasing raw material costs; the impact of foreign currency exchange rate fluctuations; compliance with U.S. and foreign laws, including the Foreign Corrupt Practices Act; the impact of the announcement of the review of strategic alternatives on the Company’s business, its financial and operating results and its employees and customers; factors affecting the feasibility and timing of any transaction or other action; the ability to identify and close any transaction; risks related to realization of the expected benefits of any transaction or other action to the Company and its stockholders; and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on February 28, 2018, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made, and the Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

Contacts
Cliff Pietrafitta
Chief Financial Officer
Investor relations line: 919-526-1444

or

Pat McDonough
TN Capital Advisors LLC
Email: pmcdonough@tncapitaladvisors.com
Phone: 646-866-7558